As filed with the Securities and Exchange Commission on December 8, 1999
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                  VIATEL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                       13-3787366
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                                685 Third Avenue
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                          1999 FLEXIBLE INCENTIVE PLAN;
                              AMENDED AND RESTATED
                          1996 FLEXIBLE INCENTIVE PLAN
                           (Full Title of the Plan(s))

                             James P. Prenetta, Esq.
                       Vice President and General Counsel
                                  Viatel, Inc.
                                685 Third Avenue
                            New York, New York 10017
                     (Name and Address of Agent for Service)

                                 (212) 350-9200
          (Telephone Number, Including Area Code, of Agent for Service)

                               ------------------

                                    COPY TO:

                             Jay R. Schifferli, Esq.
                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                             Stamford, CT 06901-3229

                               ------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                  Proposed Maximum       Proposed Maximum
   Title of Securities        Amount To Be       Offering Price Per     Aggregate Offering
   To Be Registered            Registered             Share(1)               Price(1)               Amount of
====================================================================================================================

Common stock,                 5,117,500 shares         $43.125             $220,692,187.50          $58,262.74
par value $.01 per share

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Viatel, Inc.'s common stock on December 1, 1999, as reported by the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents filed with the Securities and Exchange Commission (the "Commission") by Viatel, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999;

  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 14, 1999, Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Commission on August 16, 1999 and as amended on August 18, 1999 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the Commission on November 15, 1999;

  (c) Current Reports on Form 8-K, as filed with the Commission on March 12, 1999, March 18, 1999, August 31, 1999 and November 4, 1999;

  (d) The description of the Registrant's common stock, $.01 par value, contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-21261) filed with the Commission on August 27, 1996 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

  (e) All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporations Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation, as amended, and
Article X of the Registrant's Third Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by
Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation, as amended, eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $15 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal) or preparing for any of the foregoing in any threatened, pending or contemplated action, suit or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change in control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                              DESCRIPTION
-----------       --------------------------------------------------------------

   4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i)(b) to the Registrant's Registration Statement on Form S-1, Registration No. 333-09699, filed on August 7, 1996); Certificate of Designations, Preferences and Rights of 10% Series A Redeemable Convertible Preferred Stock, $.01 par value (incorporated herein by reference to Exhibit 3(i)(b) to the Registrant's Registration Statement on Form S-4, filed on July 10, 1998, Registration No. 333-58921 ("1998 Form S-4"));
                  Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.9 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998, File No. 000-21261); and Second Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(i) of the Registrant's Registration Statement on Form S-4, filed on October 15, 1999, Registration No. 333-89143 (the "October 1999 Form S-4")).

   4.2            Third  Amended   and  Restated   Bylaws  of   the   Registrant
                  (incorporated herein by reference to Exhibit 3.1(ii) of the Registrant's October 1999 Form S-4).

   4.3 Indenture, dated as of July, 1, 1997, between Destia Communications, Inc. ("Destia") and The Bank of New York, as Trustee, relating to Destia's 13.50% Senior Notes Due 2007 (incorporated herein by reference to Exhibit 4.5 of Destia's Registration Statement on Form S-4, filed on August 7, 1997, Registration No. 333-33117).

   4.4 Indenture, dated as of April 8, 1998, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by reference to Exhibit 4.1 to the Registrant's 1998 Form S-4).

   4.5 Indenture, dated as of April 8, 1998, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's 11.25% Senior Notes Due 2008 (including form of 11.25% Senior Note) (incorporated herein by reference to Exhibit 4.2 to the Registrant's 1998 Form S-4).

   4.6 Indenture, dated as of April 8, 1998, among the Registrant, The Bank of New York, as Trustee, and Deutsche Bank, Aktiengesellschaft, as German Paying Agent and Co-Registrar, relating to the Registrant's 12.40% Senior Discount Notes

                  Due 2008 (including form of 12.40% Senior Discount Note) (incorporated herein by reference to Exhibit 4.3 to the Registrant's 1998 Form S-4).

   4.7 Indenture, dated as of April 8, 1998, among the Registrant, The Bank of New York, as Trustee, and Deutsche Bank, Aktiengesellschaft, as German Paying Agent and Co-Registrar, relating to the Registrant's 11.15% Senior Notes Due 2008 (including form of 11.15% Senior Note) (incorporated herein by reference to Exhibit 4.4 to the Registrant's 1998 Form S-4).

   4.8 Indenture, dated as of March 19, 1999, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's U.S. dollar denominated 11.50% Senior Notes Due 2009 (including form of 11.50% Senior Note) (incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to the Registrant's Registration Statement on Form S-3, filed on April 5, 1999, File No. 333-72309 (the "Amendment No. 2 to Form S-3")).

   4.9 Indenture, dated as of March 19, 1999, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's Euro denominated 11.50% Senior Notes Due 2009 (including form of 11.50% Senior Note) (incorporated herein by reference to Exhibit 4.10 to the Registrant's Amendment No. 2 to Form S-3).

   4.10 1999 Amended Stock Incentive Plan (incorporated herein by reference to Exhibit 10.12 to the Registrant's October 1999 Form S-4).

  *4.11           Amended  and  Restated  1999  Flexible  Incentive  Plan of the
                  Registrant.

  *4.12           Amended  and  Restated  1996  Flexible  Incentive  Plan of the
                  Registrant.

  *5 Opinion of Kelley Drye & Warren LLP as to the validity of the securities being registered.

  *23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

  *23.2           Consent of KPMG LLP.

  *24             Powers of Attorney (See Signature Page).

---------------------------
  *Filed herewith


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of December, 1999.

                                         VIATEL, INC.

                                    By:  /S/ MICHAEL J. MAHONEY
                                    --------------------------------------------
                                    Name:  Michael J. Mahoney
                                    Title:  Chairman of the Board, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Michael J. Mahoney, Allan L. Shaw and James P. Prenetta and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                   TITLE                       DATE
---------                   -----                       ----

/S/ MICHAEL J. MAHONEY      Chairman of the Board,      December 8, 1999
-------------------------   President and Chief
   Michael J. Mahoney       Executive Officer

/S/ ALLAN L. SHAW           Senior Vice President,      December 8, 1999
-------------------------   Finance and Chief
   Allan L. Shaw            Financial Officer

/S/ FRANCIS J. MOUNT        Director                    December 8, 1999
-------------------------
   Francis J. Mount

/S/ PAUL G. PIZZANI         Director                    December 8, 1999
-------------------------
   Paul G. Pizzani

/S/ JOHN G. GRAHAM          Director                    December 8, 1999
-------------------------
   John G. Graham

/S/ SHELDON M. GOLDMAN      Director                     December 8, 1999
-------------------------
   Sheldon M. Goldman


-------------------------   Director
     Alfred West


-------------------------   Director
     Alan L. Levy


-------------------------   Director
     Edward C. Schmults

                                  EXHIBIT INDEX


EXHIBIT NO.                              DESCRIPTION
-----------       --------------------------------------------------------------

   4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(i)(b) to the Registrant's Registration Statement on Form S-1, Registration No. 333-09699, filed on August 7, 1996); Certificate of Designations, Preferences and Rights of 10% Series A Redeemable Convertible Preferred Stock, $.01 par value (incorporated herein by reference to Exhibit 3(i)(b) to the Registrant's Registration Statement on Form S-4, filed on July 10, 1998, Registration No. 333-58921 ("1998 Form S-4"));
                  Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.9 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998, File No. 000-21261); and Second Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(i) of the Registrant's Registration Statement on Form S-4, filed on October 15, 1999, Registration No. 333-89143 (the "October 1999 Form S-4")).

   4.2            Third  Amended   and  Restated  Bylaws    of   the  Registrant
                  (incorporated herein by reference to Exhibit 3.1(ii) of the Registrant's October 1999 Form S-4).

   4.3 Indenture, dated as of July, 1, 1997, between Destia Communications, Inc. ("Destia") and The Bank of New York, as Trustee, relating to Destia's 13.50% Senior Notes Due 2007 (incorporated herein by reference to Exhibit 4.5 of Destia's Registration Statement on Form S-4, filed on August 7, 1997, Registration No. 333-33117).

   4.4 Indenture, dated as of April 8, 1998, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by reference to Exhibit 4.1 to the Registrant's 1998 Form S-4).

   4.5 Indenture, dated as of April 8, 1998, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's 11.25% Senior Notes Due 2008 (including form of 11.25% Senior Note) (incorporated herein by reference to
                  Exhibit 4.2  to the Registrant's 1998 Form S-4).

   4.6 Indenture, dated as of April 8, 1998, among the Registrant, The Bank of New York, as Trustee, and Deutsche Bank, Aktiengesellschaft, as German Paying Agent and Co-Registrar, relating to the Registrant's 12.40% Senior Discount Notes Due 2008 (including form of 12.40% Senior Discount Note) (incorporated herein by reference to Exhibit 4.3 to the Registrant's 1998 Form S-4).

   4.7 Indenture, dated as of April 8, 1998, among the Registrant, The Bank of New York, as Trustee, and Deutsche Bank, Aktiengesellschaft, as German Paying Agent and Co-Registrar, relating to the Registrant's 11.15% Senior Notes Due 2008 (including form of 11.15% Senior Note) (incorporated herein by reference to Exhibit 4.4 to the Registrant's 1998 Form S-4).

   4.8 Indenture, dated as of March 19, 1999, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's U.S. dollar denominated 11.50% Senior Notes Due 2009 (including form of 11.50% Senior Note) (incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to the Registrant's Registration Statement on Form S-3, filed on April 5, 1999, File No. 333-72309 (the "Amendment No. 2 to Form S-3")).

   4.9 Indenture, dated as of March 19, 1999, between the Registrant and The Bank of New York, as Trustee, relating to the Registrant's Euro denominated 11.50% Senior Notes Due 2009 (including form of 11.50% Senior Note) (incorporated herein by reference to Exhibit 4.10 to the Registrant's Amendment No. 2 to Form S-3).

   4.10 1999 Amended Stock Incentive Plan (incorporated herein by reference to Exhibit 10.12 to the Registrant's October 1999 Form S-4).

  *4.11           Amended  and  Restated  1999  Flexible  Incentive  Plan of the
                  Registrant.

  *4.12           Amended  and  Restated  1996  Flexible  Incentive  Plan of the
                  Registrant.

  *5 Opinion of Kelley Drye & Warren LLP as to the validity of the securities being registered.

  *23.1 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

  *23.2           Consent of KPMG LLP.

  *24             Powers of Attorney (See Signature Page).

------------------------
  *Filed herewith





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